SCHEDULE 14C INFORMATION

INFORMATION STATEMENT

PURSUANT TO SECTION 14 (C)

OF THE

SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒         Preliminary Information Statement

☐         Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2)

☐         Definitive Information Statement

CALDERA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box):

☒         No fee required.

☐         Fee computed on table below per Exchange Act Rules 14(c)-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount of which the filing fee is calculated and state how it was determined): 0

4) Proposed maximum aggregate value of transaction: 0

5) Total fee paid:

☐         Fee paid previously with preliminary materials.

☐         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration No.:

3) Filing Party:

4) Date Filed

Caldera Pharmaceuticals, Inc.

One Kendall Square, Suite B2002

Cambridge, Massachusetts 02139

(617) 294-9697

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

To the Shareholders of Caldera Pharmaceuticals, Inc.:

This information statement is furnished to the shareholders of Caldera Pharmaceuticals, Inc., a Delaware corporation (“Caldera” or the “Corporation”), in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of our voting stock authorizing the board of directors of Caldera (the “Board”), to change the name of the Corporation to XRpro Sciences, Inc. (the “Name Change”).   Caldera has obtained the approval of the Name Change by written consent of seven shareholders that are the record owners of 3,456,129 shares of common stock, par value $.001 (“Common Stock”) and 392,451 shares of our voting preferred stock (784,902 votes) which represent an aggregate of 4,241,031 votes or approximately 50.3% of the voting power as of October 28, 2014.  The Name Change cannot be effectuated until 20 days after the mailing of this information statement and after the filing of the amended Certificate of Incorporation with Secretary of State of the State of Delaware.   A copy of the certificate of amendment affecting the Name Change is attached to this information statement as Exhibit A.

CALDERA IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND A PROXY.   Because the written consent of the holders of a majority of our voting power satisfies all applicable shareholder voting requirements, we are not asking for a proxy: please do not send us one.

Only shareholders of record at the close of business on October 28, 2014 shall be given a copy of the Information Statement.  The date on which this information statement will be sent to shareholders will be on or about November 28, 2014.

The accompanying information statement is for information purposes only.  Please read it carefully.

By Order of the Board of Directors

/s/ Timothy Tyson

Timothy Tyson

Non-Executive Chairman of the Board

Cambridge, Massachusetts

October   , 2014

This information statement is being furnished to all holders of the Common Stock of Caldera as of October 28, 2014 in connection with the action taken by written consent of holders of approximately 50.3% of the outstanding voting power of Caldera to authorize the Board to effectuate the Name Change.

ITEM 1.

INFORMATION STATEMENT

This information statement is furnished to the shareholders of Caldera Pharmaceuticals, Inc., a Delaware corporation (“Caldera” or the “Company”), in connection with our prior receipt of approval by written consents, in lieu of a special meeting, of the holders of a majority of our voting stock authorizing the Board, to effectuate the name change of the Corporation to XRpro Sciences, Inc. (the “Name Change”).   Caldera has obtained the approval of the Name Change by written consent of the shareholders that are the record owners of 3,456,129 shares of Common Stock and 392,451 shares of our voting preferred stock (784,902 votes) which represent an aggregate of 4,241,031 votes or approximately 50.3% of the voting power as of October 28, 2014.

The Name Change cannot be effectuated until 20 days after the mailing of this information statement and after the filing of the amended Certificate of Incorporation with Secretary of State of the State of Delaware with respect to the Name Change.   The amendment to the Certificate of Incorporation is to effectuate the Name Change. A copy of the certificate of amendment effecting the Name Change is attached to this information statement as Exhibit A.

The date on which this information statement will be sent to shareholders will be on or about November 28, 2014.

This information statement is being furnished to all holders of the voting securities of Caldera as of October 28, 2014.

The Board and persons owning a majority of the outstanding voting securities of Caldera, have unanimously adopted, ratified and approved the proposed action by the Board.  No other votes are required or necessary.

The Quarterly Report on Form 10-Q for quarterly period ended June 30, 2014 and the Annual Report on Form 10-K for the year ended December 31, 2013, and any reports on Form 8-K filed by Caldera during the past year with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives.  Caldera is presently current in the filing of all reports required to be filed by it.

Only one information statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a shareholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at (617) 294-9697. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each shareholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTE REQUIRED

Pursuant to Caldera’s Bylaws and the Delaware General Corporation Law, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the Name Change. The Company’s Certificate of Incorporation does not authorize cumulative voting. As of the record date, the Company had 4,039,770 voting shares of Common Stock issued and outstanding, 400,000 shares of Series A Preferred Stock (“Series A Shares”) designated, of which 105,000 shares were outstanding and 3,000,000 shares of Series B Preferred Stock (“Series B Shares”) designated, of which 2,133,947 were outstanding. The Common Stock was entitled to one vote per share or 4,039,770 votes, the Series A Shares is entitled to one vote per share of 105,000 votes and the Series B Shares is entitled to two votes per share or an aggregate of 4,267,894 votes.  An aggregate of 4,206,333 votes are required to pass the Name Change. The consenting shareholders are entitled to 4,241,031 votes, which represents approximately 50.3% of the issued and outstanding votes with respect to the Company’s shares of Common Stock and preferred stock.  The consenting shareholders voted in favor of the Name Change described herein in a unanimous written consent, dated October 28, 2014.

PROPOSAL 1

AMENDMENT OF CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

Purpose: The Board has unanimously adopted a resolution seeking shareholder approval to amend the Certificate of Incorporation to change the Company’s name to “XRpro Sciences, Inc.” The Board believes that the Name Change is in the Company’s best interest and will support the rebranding of the Company and its public relations campaign. The cornerstone of the Company’s technology is XRpro, a proprietary x-ray fluorescence technology and the product that the Company markets is its XRpro instrument, an x-ray fluorescence microscope. Based on the foregoing, the Board also believes that the name change more accurately reflects the business operations of the Company.

Effect: A change to the Company’s name will most likely result in a change to the Company’s ticker symbol and CUSIP number.  Shareholders will not be required to tender their shares for reissuance; however, shares that are submitted to the transfer agent for whatever reason will be reissued under the new name and CUSIP number.  Shareholders should not encounter difficulty in selling or transferring shares as a result of the change in name, CUSIP number or ticker symbol.

No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the name change. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

THE BOARD’S RECOMMENDATION AND SHAREHOLDER APPROVAL

On October 28, 2014, the Board voted to authorize and seek approval of our shareholders of an amendment to our Certificate of Incorporation to change our name to XRpro Sciences, Inc. In the absence of a meeting, the affirmative consent of holders of a majority of the vote represented by our outstanding shares of stock was required to approve the change the name of the Company. Because holders of approximately 50.3% of our voting power signed a written consent in favor of the amendment to the Certificate of Incorporation, we are authorized to amend the Certificate of Incorporation to change the name of the Company to XRpro Sciences, Inc.  The Name Change will be effective upon the filing of an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, which is expected to occur as soon as reasonably practicable on or after the 20th day following the mailing of this Information Statement to shareholders.

The information contained in this information statement constitutes the only notice we will be providing shareholders.

EXISTING CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY OR THE TRANSFER AGENT BEFORE THE EFFECTIVE DATE OF THE FILING OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

QUESTIONS AND ANSWERS REGARDING THE PROPOSED NAME CHANGE

Q: Why is the Board proposing and recommending the name of the Company be changed?

A: The cornerstone of the Company’s technology is XRpro, a proprietary x-ray fluorescence technology and the product that the Company markets is its XRpro instrument, an x-ray fluorescence microscope. Accordingly, the Board believes that the corporate name “XRpro Sciences, Inc.” will better portray and convey the Company’s identity.

Q.     Has the Board approved the proposal to conduct the proposed Name Change?

A.     All members of the Board have approved the proposal to authorize the Board to effectuate the Name Change as is in the best interest of the Company and the best interest of the current shareholders of the Company.

Q. What vote of the shareholder will result in the proposal being passed?

A. To approve the proposal, the affirmative vote of a majority of the voting rights of the Common Stock and other shares holding voting rights is required. Consents in favor of the proposal have already been received from shareholders holding a majority of the voting securities of Company.

Q.  Who is paying for this Information Statement?

A.  The Company will pay for the delivery of this information statement.

Q.  Whom should I contact if I have additional questions?

A: Timothy Tyson, Interim Chief Executive Officer of Caldera, One Kendall Square, Suite B2002, Cambridge, Massachusetts, 02139, (617) 294-9697.

VOTE REQUIRED FOR APPROVAL

Section 242 of the Delaware General Corporation Law (“DGCL”) provides an outline of the scope of the amendments of the Certificate of Incorporation allowed a Delaware corporation. This includes the amendments discussed herein.  The procedure and requirements to effect an amendment to the Certificate of Incorporation of a Delaware corporation are set forth in Section 242.  Section 242 provides that proposed amendments must first be adopted by the Board and then submitted to shareholders for their consideration and must be approved by a majority of the outstanding voting securities.

The Board of Caldera has adopted, ratified and approved the Name Change of Caldera to XRpro Services, Inc. and submitted the proposed Name Change to the shareholders for their approval.  The securities that are entitled to vote to amend Caldera’s Certificate of Incorporation consist of issued and outstanding shares of Caldera’s Common Stock outstanding on October 28, 2014 and shares of its Series A Shares and Series B Shares outstanding on October 28, 2014, the record date for determining shareholders who are entitled to notice of and to vote on the proposed amendment to Caldera’s Certificate of Incorporation.

DISSENTER'S RIGHTS OF APPRAISAL

The DGCL does not provide for dissenter's rights in connection with the proposed amendment of the Certificate of Incorporation.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board fixed the close of business on October 28, 2014 as the record date for the determination of the common shareholders entitled to notice of the action by written consent.

At the record date, Caldera had: (i) 50,000,000 shares of Common Stock authorized of which 4,039,770 shares were issued and outstanding and (ii) 10,000,000 shares of preferred stock authorized with a stated par value of $.001, of which 400,000 were designated Series A Shares and 105,000 shares were issued and outstanding and 3,000,000 shares were designated Series B Shares and 2,133,947 shares were issued an outstanding.   The holders of shares of Common Stock are entitled to one vote per share on matters to be voted upon by shareholders.   The holders of shares of Series A Shares are entitled to one vote per share on matters to be voted upon by shareholders.   The holders of shares of Series B Shares are entitled to two votes per share on matters to be voted upon by shareholders The holders of shares of Common Stock are entitled to receive pro rata dividends, when and if declared by the board in its discretion, out of funds legally available therefore, but only if dividends on preferred stock have been paid in accordance with the terms of the outstanding preferred stock.

Dividends on the Common Stock are declared by the Board. Payment of dividends on the Common Stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the DGCL and will be determined by the Board. In addition, the payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board deems relevant.

Shareholders and the holders of a controlling interest equaling approximately 50.3 % of the voting power of Caldera, as of the record date, have consented to the proposed amendments to the Certificate of Incorporation. The shareholders have consented to the action required to adopt the amendment of Caldera's Certificate of Incorporation to authorize the Name Change.  This consent was sufficient, without any further action, to provide the necessary shareholder approval of the action.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT SHAREHOLDERS

The following table sets forth information, as of October 28, 2014, or as otherwise set forth below, with respect to the beneficial ownership of our Common Stock, Series A Shares and Series B Shares: (i) all persons known to us to be the beneficial owners of more than 5% of the outstanding shares of our Common Stock, Series A Shares and Series B Shares; (ii) each of our directors and our executive officers named in the Summary Compensation Table; and (iii) all of our directors and our executive officer as a group. The address of each beneficial owner is One Kendall Square, Suite B2002, Cambridge, Massachusetts 02139.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership Common Stock Included		Percentage of Common Stock Beneficially Owned (1)	Percentage of Total Voting Power (2)	Amount and Nature of Beneficial Ownership of Series B Shares	Percentage of Series B Shares Beneficially Owned (3)

Dr. Benjamin Warner	3,461,181	(4)	80.2%	40.9%	63,201	3%
Edward Roffman	54,444	(5)	1.3%	0.6%	-	-
Clive Kabatznik	280,000	(6)	6.6%	3.3%	-	-
Vincent Palmieri	184,706	(7)	4.4%	2.5%	30,737	1.4%
Michael Taglich	387,509	(8)	8.8%	5.9%	121,354	5.7%
Timothy Tyson	50,111	(9)	1.2%	0.6%	-	-
First South Africa Management	250,000	(10)	6.0%	2.9%	-	-
Joseph W. and Patricia G. Family Trust	271,604	(11)	6.4%	5.0%	155,014	7.3%
Joseph Abrams	376,604	(12)	8.7%	6.2%	155,014	7.3%
Joel J Bellows	105,000	(13)	2.5%	1.2%	-	-
All officers and directors as a group (6 persons)	4,417,953		87.4%	49.8%	215,292	10.1%

(1)	Based on 4,039,770 shares of Common Stock outstanding as of October 28, 2014. Each Series B Share has the right to two votes per share and will vote together with the Common Stock. The percentage ownership reflects the greater voting power of the Series B Shares.
(2)	Based on the voting rights attached to each class of shares, which vote as a single class together with common shareholders. Each share of Common Stock and each share of Series A Shares exercise one vote per share outstanding; each share of Series B Shares exercises two votes per share for each share of Series B Shares outstanding.
(3)	Based on 2,133,947 shares of Series B Shares outstanding as of March 18, 2014. Each Series B Share is entitled to two votes.
(4)	The share ownership includes 3,187,945 Common Stock, 63,201 Series B Shares that are convertible into 63,201 Common Stock that are entitled to 126,402 votes. Also includes warrants to purchase 25,035 Common Stock, which were issued with the Series A Shares. The Series B Shares and the warrants are held jointly by Dr. Warner and his wife, Ellen McBee. In February 2013 Dr. Warner was issued options exercisable for 185,000 Common Stock all of which are vested as of October 28, 2014.
(5)	The share ownership includes 20,000 Common Stock. On May 1, 2012, Mr. Roffman was issued options exercisable for 30,000 Common Stock of which all are vested. In addition, on April 1, 2014, Mt. Roffman was issued options exercisable for 20,000 Common Stock of which 3,333 are vested and 1,111 will vest in the next 60 days.
(6)	The share ownership includes 100,000 shares owned by First South Africa Management. On March 14, 2013 First South Africa Management was issued options exercisable for 150,000 Common Stock of which all are vested. Also includes warrants to purchase 30,000 Common Stock which were issued with Bridge note funding provided to the Company. Mr. Kabatznik has the sole voting and dispositive power with respect to the securities held by First South Africa Management.
(7)	The share ownership includes 30,737 Series B Shares convertible into 30,737 Common Stock that are entitled to 61,474 votes and warrants to purchase 149,525 shares of Common stock issued with the Series B shares, bridge notes which were converted into Series B shares and private placement fees earned on that issuance. In addition on April 1, 2014, Mr. Palmieri was issued options exercisable for 20,000 Common Stock of which 3,333 are vested and 1,111 will vest in the next 60 days.
(8)	The share ownership includes 41,354 Series B Shares convertible into 41,354 Common Stock that are entitled to 82,708 votes, 20,000 Series B Shares convertible into 20,000 Common Stock that are entitled to 40,000 votes, held jointly with Claudia Taglich and 60,000 Series B Shares convertible into 60,000 Common Stock that are entitled to 120,000 votes held in the TAG/Kent Partnership. Also includes warrants to purchase 121,354 shares of Common stock issued with the series B shares discussed above and an additional 140,357 warrants to purchase 140,357 shares of Common Stock issued with bridge notes which were converted into Series B shares and private placement fees earned on that issuance. In addition on April 1, 2014, Mr. Taglich was issued options exercisable for 20,000 Common Stock of which 3,333 are vested and 1,111 will vest in the next 60 days.
(9)	On October 1, 2013, Mr. Tyson was issued options exercisable for 20,000 Common Stock of which 5,000 have already vested and 1,111 will vest in the next sixty days. In addition on April 1, 2014, Mr. Tyson was issued options exercisable for 132,000 Common Stock of which 33,000 are vested and 11,000 will vest in the next 60 days.

(10)	The share ownership includes 100,000 shares owned by First South Africa Management. On March 14, 2013 First South Africa Management was issued options exercisable for 150,000 Common Stock of which all are vested. Mr. Kabatznik has the sole voting and dispositive power with respect to the securities held by First South Africa Management.
(11)	Includes 72,730 Common Stock owned by the Joseph W. and Patricia G. Family Trust and 155,014 Series B Shares that are convertible into 155,014 Common Stock that are entitled to 310,028 votes. Also includes warrants to purchase 43,860 Common Stock which were issued with the Series A Shares. Mr. Abrams has the sole voting and dispositive power with respect to these securities.
(12)	Includes 72,730 Common Stock owned by the Joseph W. and Patricia G. Family Trust and 155,014 Series B Shares that are convertible into 155,014 Common Stock that are entitled to 310,028 votes. Also includes warrants to purchase 43,860 Common Stock which were issued with the Series A Shares, all included in (11) above. Mr. Abrams has the sole voting and dispositive power with respect to these securities. Mr. Abrams has also been granted options exercisable for 105,000 Common Stock of which all are vested.
(13)	Includes 105,000 Series A Shares (100% of all outstanding Series A Shares) owned by Mr. Joel Bellows which are convertible into 105,000 Common Stock.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed name change or in any action covered by the related resolutions adopted by the Board, which is not shared by all other shareholders.

Delaware Anti-Takeover Provisions

The anti-takeover provisions of Section 203 of the Delaware General Corporation Law apply to us.  Section 203 of the Delaware law prohibits Caldera from engaging in any business combination with any interested shareholder (any shareholder who owns or owned more than 15% of any stock or any entity related to a 15% shareholder ) for a period of 3 years following the time that such shareholder became an interested shareholder, unless:

(1) Prior to such time the Board approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

(2) Upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of Caldera outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested shareholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(3) At or subsequent to such time the business combination is approved by the Board and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested shareholder.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our annual report on Form 10-K for period ending December 31, 2013 and our quarterly report on Form 10-Q for the quarterly period ended June 30, 2014. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Caldera Pharmaceuticals, Inc.

One Kendall Square, Suite B2002

Cambridge, Massachusetts 02139

(617) 294-9697

As we obtained the requisite shareholder vote for the amendment to the Plan described in this information statement upon delivery of written consents from the holders of a majority of our outstanding shares of Common Stock, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This information statement is for informational purposes only. Please read this information statement carefully.

Dated: October   , 2014

By Order of the Board of Directors

/s/ Timothy Tyson

Timothy Tyson, Non-Executive Chairman of the Board

Exhibit “A”

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

CALDERA PHARMACEUTICALS, INC.

CALDERA PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

FIRST: That the Certificate of Incorporation is hereby amended by replacing ARTICLE FIRST in its entirety with:

“FIRST: The name of the corporation is XRpro Sciences, Inc.”

SECOND: That the foregoing amendment was duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by Mark Korb, its Chief Financial Officer, this       day of November, 2014.

/s/ Mark Korb
Mark Korb Chief Financial Officer